Exhibit 5.1

[SAUL EWING LLP LETTERHEAD]

December 22, 2010

TelVue Corporation

16000 Horizon Way, Suite 500

Mt. Laurel, NJ 08054

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) of TelVue Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 10,000,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”) which are issuable under the Company’s 2009 Stock Option Plan (the “Plan”).

We have reviewed the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such corporate records, certificates and other documents and have made such other investigation as we deemed necessary or appropriate for the purposes of this opinion.  In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

Based on the foregoing, it is our opinion that:

1.	the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and

2.	the issuance of the Shares has been duly authorized and, when issued in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SAUL EWING LLP